UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2001

INTERNETSTUDIOS.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27363
(Commission File Number)

13-4009696
(IRS Employer Identification No.)

1351 4th Street, Suite 227, Santa Monica, CA 90401
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (310) 394-4025

Item 5. Other Events

On October 19, 2001, the board of directors of the Corporation approved a twenty for one reverse stock split (the "Reverse Stock Split") of the Corporation's authorized, issued and outstanding common stock. The Reverse Stock Split was effected with the Nevada Secretary of State on November 20, 2001. As a result, the authorized capital of the Corporation has decreased from 100,000,000 to 5,000,000 shares of common stock with a par value of $0.0001. The Reverse Stock Split will take effect with the OTC Bulletin Board at the opening for trading on Thursday, December 6, 2001 under the new stock symbol ISTO. The Corporation's new CUSIP number is 460968 30 8.

Item 7. Exhibits

(99) Certificate of Reverse Stock Split filed with the Nevada Secretary of State on November 20, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InternetStudios.com, Inc.

__________________________________
Mark Rutledge, Secretary and Director

Date: December 5, 2001